CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to us under the heading "Financial Highlights" in the Prospectus, and under the heading "Auditors" and to the incorporation by reference of our report dated February 12, 1999 on the financial statements and financial highlights of the LKCM Small Cap Equity Fund, the LKCM Equity Fund, the LKCM Balanced Fund, the LKCM Fixed Income Fund and the LKCM International Fund, for the periods presented in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 10 to the LKCM Funds registration statement on Form N-1A.





                                                           DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
April 28, 1999